As filed with the Securities and Exchange Commission on October 2, 2002.
                                                    Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004
                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                           GENERAL MOTORS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       STATE OF DELAWARE                               38-0572515
-------------------------------                    -------------------
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                    Identification No.)

  300 Renaissance Center, Detroit, Michigan            48265-3000
--------------------------------------------           ----------
(Address of Principal Executive Offices)               (Zip Code)

              THE GMAC MORTGAGE GROUP, INC. SAVINGS INCENTIVE PLAN
              ----------------------------------------------------
                            (Full title of the plan)

                    PETER R. BIBLE, CHIEF ACCOUNTING OFFICER
                           General Motors Corporation
              300 Renaissance Center, Detroit, Michigan 48265-3000
                                 (313) 556-5000
            --------------------------------------------------------
            (Name, address and telephone number, including area code,
                              of agent for service)

                                 GENERAL MOTORS
                         CALCULATION OF REGISTRATION FEE
   ========================================================================
                                     Proposed     Proposed
                                      maximum      maximum
                        Amount       offering     aggregate     Amount of
Title of securities     to be        price per    offering    registration
  to be registered     registered      share*       price*         fee
-------------------  --------------  ---------  ------------  ------------
Common Stock,
  $1-2/3 par value... 500,000 shares  $39.09     $19,545,000     $1,798.14

Interests in the GMAC
  Mortgage Group
  Savings Incentive Plan**

   ========================================================================
  *Estimated solely for the purpose of determining the registration fee.
 **In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan herein.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The documents listed below are incorporated by reference in this registration statement:

         (a)(1) The Annual Report on Form 10-K for the year-ended December 31, 2001, (hereinafter referred to as the "2001 Form 10-K") filed by General Motors Corporation (hereinafter sometimes referred to as "General Motors" or the "Corporation") pursuant to Section 13(a) of the Securities Exchange Act of 1934, (hereinafter referred to as the "1934 Act") with the Securities and Exchange Commission (hereinafter referred to as the "Commission"); and (2) the GMAC Mortgage Group, Inc. Savings Incentive Plan (hereinafter sometimes referred to as the "Plan"), Annual Report on Form 11-K for the year ended December 31, 2001 (hereinafter referred to as the "2001 Form 11-K"), filed pursuant to Section 15(d) of the 1934 Act;

         (b)(1) The Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002 filed by the Corporation pursuant to Section 13 of the 1934 Act; (2) The Current Reports on Form 8-K filed January 3, 2002, January 10, 2002*, January 16, 2002, February 1, 2002, February 25, 2002(3) (1
amendment), February 25, 2002*, March 1, 2002, March 5, 2002, March 6,2002, March 13, 2002, April 2, 2002, April 16, 2002, May 1, 2002(2), June 3, 2002,
June 4, 2002, June 24, 2002, July 2, 2002, July 3, 2002(amendment), July 11,
2002, July 16, 2002(2), July 31, 2002*, August 1, 2002, August 6, 2002, August
14, 2002(2)*, August 14, 2002, August 21, 2002* and September 4, 2002 were filed by the Corporation pursuant to Section 13(a) of the 1934 Act; and

         (c) the description of General Motors common stock, $1-2/3 par value (hereinafter referred to as "$1-2/3 par value common stock"), contained in Article Fourth of the General Motors Corporation Restated Certificate of Incorporation, as amended (hereinafter referred to as the "Restated Certificate of Incorporation"), filed as Exhibit 3(i) to the Corporation's Current Report on Form 8-K dated June 6, 2000, filed pursuant to Section 13 of the 1934 Act.

         All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

         The legality of the $1-2/3 par value common stock offered hereby has been passed upon by Martin I. Darvick, Attorney, Legal Staff of the Corporation. Mr. Darvick owns shares of $1-2/3 par value common stock and Class H common stock and has options to purchase additional shares of $1-2/3 par value common stock.

--------------------------
* Reports submitted to the Securities and Exchange Commission under Item 9, Regulation FD Disclosure. Pursuant to General Instruction B of Form 8-K the reports submitted under Item 9 are not deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 and we are not subject to the liabilities of that section. We are not incorporating, and will not incorporate by reference these reports into a filing under the Securities Act or the Exchange Act.

Item 6.  Indemnification of Directors and Officers.

         Under Section 145 of the Delaware Corporation Law, the Corporation is empowered to indemnify its directors and officers in the circumstances therein provided.

         The Corporation's Restated Certificate of Incorporation, as amended, provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174, or any successor provision thereto, of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Under Article Fifth of its By-Laws, the Corporation shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative ("a proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or member of any other corporation, partnership, joint venture, trust, organization, or other enterprise. The Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of the Corporation. The Corporation shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article Fifth of the By-Laws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article Fifth of the By-Laws is not paid in full within ninety days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article Fifth of the By-Laws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Corporation's Restated Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

         The Corporation is insured against liabilities which it may incur by reason of Article Fifth of its By-Laws. In addition, directors and officers are insured, at the Corporation's expense, against some liabilities which might arise out of their employment and not be subject to indemnification under Article Fifth of the By-Laws.

Item 6.  Indemnification of Directors and Officers (concluded).

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), is permitted to directors and officers of the Corporation pursuant to the abovementioned provisions, or otherwise, the Corporation has been informed that in the opinion of the Commission such indemnification is against public policy, as expressed in said Act, and is therefore unenforceable.

         Pursuant to a resolution adopted by the Board of Directors on December 1, 1975, the Corporation to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of the Corporation, or any of them, who incur or are threatened with personal liability, including expenses, under the Employee Retirement Income Security Act of 1974, as amended, or any amendatory or comparable legislation or regulation thereunder.

Item 8.  Exhibits.

Exhibit Number                                                        Page No.
--------------                                                        --------

 (4)(a) General Motors Corporation Restated Certificate of Incorporation, as amended, filed as Exhibit 3(i) to the Current Report on Form 8-K of General Motors dated June 6, 2000, and Amendment to Article Fourth of the Certificate of Incorporation - Division III - Preference Stock, by reason of the Certificates of Designations filed with the Secretary of State of the State of Delaware on September 14, 1987 and the Certificate of Decrease filed with the Secretary of State of the State of Delaware on September 29, 1987 (pertaining to the Six Series of Preference Stock contributed to the General Motors pension trusts), incorporated by reference to Exhibit 19 to the Quarterly Report on Form 10-Q of General Motors for the quarter ended June 30, 1990 in the Form SE of General Motors dated August 6, 1990; as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on June 28, 1991 (pertaining to Series A Conversion Preference Stock), incorporated by reference to
         Exhibit 4(a) to Form S-8 Registration Statement
         No. 33-43744 in the Form SE of General Motors dated November 1, 1991; as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on December 9, 1991 (pertaining to Series B 9-1/8% Preference Stock), incorporated by reference to Exhibit 4(a) to Form S-3 Registration Statement No. 33-45216 in the Form SE of General
         Motors dated January 27, 1992; as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on February 14, 1992 (pertaining to Series C Convertible Preference Stock), incorporated by reference to
         Exhibit 3(a) to the Annual Report on Form 10-K of
         General Motors for the year ended December 31, 1991 in the Form SE of General Motors dated March 20, 1992;
         as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on July 15, 1992 (pertaining to Series D 7.92% Preference Stock), incorporated by reference to Exhibit 3(a)(2) to the Quarterly Report on Form 10-Q of General Motors for the quarter ended June 30, 1992 in the Form
         SE of General Motors dated August 10, 1992; as further amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on

Exhibit Number                                                        Page No.
--------------                                                        --------

Item 8.  Exhibits (concluded).

(4)(a)   December 15, 1992 (pertaining to Series G 9.12% Preference
         Stock), incorporated by reference to Exhibit 4(a) to Form
         S-3 Registration Statement No. 33-49309 in the Form SE of
         General Motors dated January 25, 1993; and as further
         amended by the Certificate of Designations filed with the Secretary of State of the State of Delaware on June 24,
         1999 (pertaining to Series H 6.25% Automatically
         Convertible Preference Stock), incorporated by reference to
         Exhibit 4(a) to Form S-8 Registration Statement No.
         333-31846 in the Form SE of General Motors dated March 6,
         2000. .....................................................    N/A

 (4)(b)  By-Laws of General Motors Corporation, as amended,
         incorporated by reference to Exhibit 3(ii) to the Current
         Report on Form 8-K of General Motors Corporation dated
         March 2, 1998; as further amended, incorporated by
         reference to Exhibit 3(ii) to the Current Reports on Form
         8-K of General Motors Corporation dated June 24, 1999,
         August 2, 1999, March 6, 2000, June 6, 2000, October 3,
         2000, June 5, 2001 and December 4, 2001....................    N/A

 (5)(a)  Opinion and consent of Martin I. Darvick, Attorney, Legal
         Staff of General Motors, in respect of the legality of
         the securities to be registered hereunder..................    II-9

    (b)  The registrant undertakes that it will submit or has
         submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order
         to qualify the Plan........................................    N/A

(23)(a)  Independent Auditors' Consent - Deloitte & Touche LLP......    II-10

    (b)  Consent of Martin I. Darvick, Attorney, Legal Staff of
         General Motors, included in Exhibit 5(a) above.............    N/A

Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) of the 1934 Act and each filing of the Plan's annual report pursuant to Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                             PART II (concluded)

Item 9.  Undertakings (concluded).

(h) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on October 1, 2002.

                                             GENERAL MOTORS CORPORATION
                                             --------------------------
                                                    (Registrant)

                                       By
                                           /s/JOHN F. SMITH, JR.
                                           ----------------------------
                                          (John F. Smith, Jr., Chairman
                                          of the Board of Directors)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on October 1, 2002 by the following persons in the capacities indicated.

        Signature                                     Title
        ---------                                     -----

/s/JOHN F. SMITH, JR.                  Chairman of the Board of Directors
------------------------------
(John F. Smith, Jr.)


/s/G. RICHARD WAGONER, JR.             President, Chief Executive Officer,
------------------------------                  and Director
(G. Richard Wagoner, Jr.)


/s/JOHN M. DEVINE                              Vice Chairman
------------------------------                      and
(John M. Devine)                          Chief Financial Officer


/s/ERIC A. FELDSTEIN                        Vice President and
------------------------------                   Treasurer
(Eric A. Feldstein)


/s/PAUL W. SCHMIDT                              Controller
------------------------------
(Paul W. Schmidt)


/s/PETER R. BIBLE                          Assistant Controller and
------------------------------             Chief Accounting Officer
(Peter R. Bible)

         Signature                               Title
         ---------                               -----


/s/PERCY BARNEVIK                               Director
--------------------------------
(Percy Barnevik)


/s/JOHN H. BRYAN                                Director
--------------------------------
(John H. Bryan)


/s/ARMANDO M. CODINA                            Director
--------------------------------
(Armando M. Codina)


/s/GEORGE M.C. FISHER                           Director
--------------------------------
(George M.C. Fisher)


/s/                                             Director
--------------------------------
(Nobuyuki Idei)


/s/KAREN KATEN                                  Director
--------------------------------
(Karen Katen)


/s/ALAN G. LAFLEY                               Director
--------------------------------
(Alan G. Lafley)


/s/E. STANLEY O'NEAL                            Director
------------------------------
(E. Stanley O'Neal


/s/ECKHARD PFEIFFER                             Director
--------------------------------
(Eckhard Pfeiffer)


/s/LLOYD D. WARD                                Director
--------------------------------
(Lloyd D. Ward)

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on October 1, 2002.

                                         THE GMAC MORTGAGE GROUP, INC. SAVINGS
                                                   INCENTIVE PLAN
                                       ---------------------------------------
                                                     (Plan)




                                       By:  /s/DAVID C. WALKER
                                            -------------------------------
                                            (David C. Walker,
                                             Chief Financial Officer -
                                             Mortgage Group)